EXHIBIT 3.1

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
INFINITE GROUP, INC.

INFINITE GROUP, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies as follows:

FIRST: The name of the corporation is Infinite Group, Inc. (the “Corporation”).

SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 14, 1986.

THIRD: The amendment effected by this Certificate of Amendment is as follows:

A. The following shall be added in its entirety to Article FOURTH of the Corporation’s Certificate of Incorporation:

“Upon the Effective Time, pursuant to the Delaware General Corporation Law, of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each seventy-five (75) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split and fractional shares resulting from the Stock Split will be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to rounding of fractional share interests as described above."

FOURTH: This Certificate of Amendment shall become effective on October 19, 2022 at 12:01 a.m. Eastern Time (the “Effective Time”).

FIFTH: This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its duly authorized officer on this 17th day of October 2022.

By:	/s/ James Villa
James Villa, Chief Executive Officer

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